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                                                                  EXHIBIT 10.30

                           STOCK PURCHASE AGREEMENT
                           ------------------------

                   George Washington Real Estate Corporation

     AGREEMENT made as of January 1, 1997, between DOUGLAS R. COLKITT, M.D. of 2171 Sandy Drive, State College PA 16803 (the "Seller") and EQUIMED, INC., a Delaware corporation with offices at 2171 Sandy Drive, State College PA 16803 (the "Buyer").

     The parties have reached an understanding with respect to the sale and purchase of all the outstanding corporate shares of George Washington Real Estate Corporation, a Delaware corporation, engaged in the ownership, management and leasing of real estate (the "Company").

     It is therefore agreed:

     1.1  Sale of Corporate Shares.  The Seller shall sell to the Buyer and the
          ------------------------
Buyer shall purchase from the Seller all of the issued and outstanding shares of stock in the Company for the purchase price described in Section 1.2 below. The Seller is the owner of all the issued and outstanding stock of the Company as listed on Schedule 1.1 which is attached hereto and incorporated herein by
          ------------
reference (the "Shares").

     1.2  Purchase Price.  The purchase price for the Shares shall be Two
          ---------------
Million ($2,000,000.00) Dollars (the "Purchase Price"). The Purchase Price payable to the Seller shall be reduced by all funds advanced by Buyer to Seller on December 31, 1996.

     2.1  Closing.  The closing of the sale and transfer of the Shares shall
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take place at the location agreed upon by Seller and Buyer (the "Closing").  At the Closing, Seller shall deliver to the Buyer, free and clear of all encumbrances, certificates for the Shares which he is required to sell in negotiable form, with all requisite transfer stamps attached. Upon such delivery, the Buyer shall deliver to Seller the Purchase Price payable at Closing by a certified or bank cashier's check or wire transfer.

     3.1  Access, Information and Documents.  Seller and Company shall give to
          ---------------------------------
Buyer and to Buyer's counsel, accountants and other representatives full access during normal business hours to all the properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants of the Company and will furnish to Buyer all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of the Company as Buyer may reasonably request. All such information furnished to Buyer in connection with the transactions contemplated herein shall be kept confidential, unless the Buyer is compelled to disclose such information by judicial or administrative process or by other requirements of law, including but not limited to any applicable securities laws or regulations.
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     3.2  Disclosure Schedules.  Seller shall deliver at or prior to Closing,
          --------------------
all schedules described in this Agreement.

     4.   Representations and Warranties.  The Seller represents and warrants to
          ------------------------------
Buyer as follows:

     4.1  Organization and Standing of Company.  The Company is a corporation
          ------------------------------------
duly organized, validly existing, and in good standing under the laws of Delaware. Copies of the Company's Certificate of Incorporation, and all amendments thereof to date, certified by the Secretary of State of Delaware, and of the Company's Bylaws as amended to date, certified by the Company's Secretary, have been delivered to the Buyer, and are complete and correct as of the date of this agreement. The Company is duly licensed or qualified and in good standing as a foreign corporation in the states listed in Schedule 4.1,
                                                               -------------
which are the only states where the character of the properties owned by the Company, or the nature of the business transacted by it, make such license or qualification necessary.

     4.2  Subsidiaries.  The Company has no subsidiaries.
          ------------

     4.3  Capitalization.  The aggregate number of shares which the Company is
          --------------
authorized to issue is 1500 common shares, of which 100 shares are issued and presently outstanding as shown on Schedule 1.1. All such issued shares have
                                  -------------
been validly issued and are fully paid and nonassessable. The Company has no outstanding subscriptions, contracts, options, warrants, or other obligations to issue, sell, or otherwise dispose of, or to purchase, redeem or otherwise acquire any of its shares.

     4.4  Share Ownership.  Seller represents and warrants that he is the owner,
          ---------------
free and clear of any encumbrances, of the number of the Company's common shares set opposite his name on Schedule 1.1. Seller has full right and authority to
                         ------------
transfer said shares to Buyer, and there are no other shares of the Company owned or claimed by any other person or entity.

     4.5  Financial Statement.  The Seller has delivered to the Buyer copies of
          -------------------
the following financial statements, all of which are true and complete, to the best of Seller's knowledge and have been prepared on an accrual basis:

          (a) Unaudited balance sheets of the Company as of December 31, 1995, December 31, 1994 and December 31, 1993, together with related unaudited statements of income and retained earnings and cash flows for the fiscal years ended on such dates, and the notes thereto,

          (b) The unaudited balance sheets of the Company as of December 31, 1996, together with the related unaudited statements of income and retained earnings and cash flows for the twelve (12) month period ended on such date, and the notes thereto;

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     (c) Federal tax returns of the Company as of December 31, 1995, December
31, 1994 and December 31, 1993.

     The above financial statements are hereinafter referred to as the "Financial Statements."

     To the best of Seller's knowledge the Financial Statements: (i) are correct and complete in accordance with the books and records of the Company; and (ii) fairly present the financial condition, assets and liabilities of the Company as of their respective dates and the results of the Company's operations and cash flows for the periods covered thereby.

     4.6  Absence of Undisclosed Liabilities.  Except to the extent listed on
          ----------------------------------
Schedule 4.6, the Company has no liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the Company's income for any period prior to December 31, 1996, or arising out of transactions entered into, or any state of facts existing, prior thereto. Seller represents and warrants that he does not know or have reasonable grounds to know of any basis for the assertion against the Company of any liability, except as listed in Schedule 4.6.

     4.7  Absence of Certain Changes.  Since December 31, 1996, to the best of
          --------------------------
Seller's knowledge, there has not been (i) any change in the Company's financial condition, assets, liabilities, or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any declaration, or setting aside, or payment of any dividend or other distribution in respect of the Company's shares, or any direct or indirect redemption, purchase, or other acquisition of any of such shares, (iii) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, or agents, or any bonus payment or arrangement made to or with any of them; or (iv) any labor trouble, or any event, damage, loss or condition of any character, materially and adversely affecting the Company's business or prospects.

     4.8  Taxes; Tax Audit.  The Company has (i) timely filed all tax returns
          ----------------
required to be filed by it with respect to all taxes payable by the Company including, but not limited to, income, capital stock, franchise, sales or use, personal property and real estate taxes ("Taxes"), (ii) timely paid in full all Taxes shown to have become due pursuant to such tax returns; and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. All taxes that the Company is required by the law to pay, withhold or collect including, but not limited to, payroll taxes and sales and use taxes on any of the Company's sales or leases of tangible personal property or services, have been timely paid over to the appropriate tax authority. All taxes of the Company have been paid or are adequately reserved against on the books of account of the Company as of December 31, 1996 or reflected on Schedule 4.6 with respect to any liabilities accruing between December 31, 1996

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and Closing.  To the best of Seller's knowledge, the Company has timely filed all information returns or reports, including Forms 1099, which are required to be filed and has accurately reported all information required to be included on such returns or reports.

     Except as disclosed in Schedule 4.8, the Company's federal income tax
                            --------------
returns and state income tax returns have not been audited by the Internal Revenue Service or any state. The Seller has not received any notice of any tax audits being conducted by any taxing authority with respect to any tax liabilities of the Company, including income, sales or other taxes, and Seller and Company have not received any notice from any taxing authority of an intention of any taxing authority to conduct any audits.

     4.9   Title to Properties; Mortgages; Liens; Compliance.  The Company has
           -------------------------------------------------
good and marketable title to all its properties and assets, real and personal, listed on Schedule 4.9, subject to no security interests, mortgage, pledge, lien, encumbrance, or charge, except for mortgages and liens shown on Schedule
4.6 as securing specified liabilities set forth therein (with respect to which no default exists), and except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the marketability or the value of the properties subject thereto, or materially impair the Company's operations, and have arisen only in the ordinary course of business. All the mortgages, liens, security interests and encumbrances against the real estate, machinery, equipment and other property owned or leased by the Company are listed on Schedule 4.6. To the best of
                                             ------------
Seller's knowledge, all Company buildings and equipment are in confirmation with all applicable ordinances and regulations and environmental, building, zoning and other laws and the real estate is in good operating condition, reasonable wear and tear accepted.

     4.10  Accounts Receivable.  The Accounts Receivable of the Company as of
           -------------------
December 31, 1996 are as shown on Schedule 4.10.  Except as disclosed in
Schedule 4.10, the Seller is not aware of anything that would indicate that these Accounts Receivable are not collectible.

     4.11  Leases; Contracts.  The Company has no leases, contracts, or other
           -----------------
agreements or commitments involving annual payments by or to the Company in excess of $10,000 each, except as listed in Schedule 4.11. True and complete
                                            --------------
copies of all the foregoing have been made available to the Buyer. To the best of Seller's knowledge, the Company has complied with all the provisions of such instruments and of all other contracts, leases, agreements and commitments to which it is a party, and is not in default under any of them.

     4.12  Directors and Officers, Compensation; Banks.  The Seller has made or
           -------------------------------------------
will make available to Buyer (i) the names of all the Company's directors and officers; (ii) the names of all persons whose compensation from the Company for the year 1996 will equal or exceed $50,000, together with a statement of the full amount paid or payable to each such person for services rendered or to be rendered in 1996, and the basis therefor; (iii) the name

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of each bank in which the Company has an account, or safe deposit box, and the names of all persons authorized to draw thereon, or to have access thereto; and
(iv) the names of all persons holding powers of attorney from the Company, and a summary statement of the terms thereof.

     4.13  Litigation.  Except for suits of a character incident to the normal
           ----------
conduct of the Company's business and involving not more than $5,000 in the aggregate and except as disclosed in Schedule 4.13, there is no litigation or
                                     -------------
proceeding pending (except for litigation or proceedings which may have been initiated, but notice of which has not been received by the Seller), or to the Seller's knowledge threatened, against or relating to the Company, its properties, or business, nor do the Sellers know or have reasonable grounds to know of any basis for any such action, or of any governmental investigation relative to the Company, its properties, or business.

     4.14  Leases, Contracts, and Licenses.  To the best of Seller's knowledge,
           -------------------------------
Seller represents and warrants that the transfer of its shares in accordance with the terms of this agreement will not constitute a prohibited assignment or transfer of any of its licenses, leases, or contracts, and that all of the foregoing will remain in full force and effect without acceleration as a result of this transaction.

     4.15  Authorization and Enforceability.  This Agreement has been duly
           --------------------------------
executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against him in accordance with its terms.

     4.16  No Violation of Laws or Agreements.  To the best of Seller's
           ----------------------------------
knowledge, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Seller and Company will not (a) contravene any provision of the certificate or articles of incorporation or bylaws of the Company; or (b) conflict with or result in a breach of or constitute a default (or an event which is reasonably likely to, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the modification or termination of any provision of, or result in or permit the acceleration of the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any liens of any nature whatsoever upon the Company's assets or give to others any interests or rights therein under, any indenture, mortgage, loan or credit agreement, license, contract, lease or other agreement or commitment to which the Company or Seller is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order of any court or authority, domestic or foreign, or any applicable law, rule or regulation.

     4.17  Disclosure.  No representation or warranty by the Seller in this
           ----------
Agreement or the Schedules to this Agreement, contains or will contain any untrue statement of a material

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fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     5.   Representations and Warranties of Buyers.  Buyer represents and
          ----------------------------------------
warrants to Seller as follows:

     5.1  Organization and Good Standing.  Buyer is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The copies of Buyer's certificate of incorporation and by-laws, as amended to date, which have been delivered to Seller, are true and correct and complete and are in full force and effect.

     5.2  Authorization and Enforceability.  Buyer has full corporate power and
          --------------------------------
authority to make, execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.3  Brokerage.  Buyer has not made any agreement or taken any other action
          ---------
which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

     6.  Conduct of Business Pending Closing.  The Seller covenants that,
         -----------------------------------
pending the Closing:

         (a) The Company's business will be conducted only in the ordinary course.

         (b) No change will be made in the Company's authorized or issued corporate shares.

         (c) No dividend or other distribution or payment will be declared or made in respect of the Company's corporate shares.

         (d) All debts will be paid as they become due.

         (e) No contract right of the Company will be waived.

         (f) No obligations except current liabilities under contracts entered into the ordinary course of business will be incurred.

     7.  Company Personnel.  At the closing, the Seller shall make available to
         -----------------
the Buyer, unless otherwise requested by it, the written resignations of the Company's directors

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and officers and shall take, or cause to be taken, such action as the Buyer may request with respect to changes in directors and officers.

     8.   Conditions Precedent for Buyer.  All obligations of the Buyer under
          ------------------------------
this agreement are, at its option, subject to the fulfillment, prior to or at the closing, of each of the conditions described in this Section 8.

     8.1  Representations and Warranties True at Closing.  The Seller's
          ----------------------------------------------
representations and warranties contained in this agreement shall be true at the time of closing as though such representations and warranties were made at closing and shall continue to be true at the time payment is due under the Note.

     8.2  Performance.  The Seller shall have performed and complied with all
          -----------
agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.

     8.3  Opinion of Company's Counsel.  The Seller shall have delivered to the
          ----------------------------
Buyer an opinion of counsel that the Company was incorporated and is in good standing under the laws of the State of its incorporation and, that to the best of their knowledge, there is no litigation pending against the Company which is not listed in Schedule 4.13.

     9    Indemnification.  The Seller shall indemnify and hold harmless the
          ---------------
Company and the Buyer, at all times after the date of this agreement, against and in respect of:

          (a) Undisclosed Liabilities. All liabilities of the Company of any
              -----------------------
nature, whether accrued, absolute, contingent, or otherwise, existing as of the date of Closing excepting those listed on Schedules 4.6 and 4. 11, including, without limitation. any tax liabilities, accrued in respect of, or measured by the Company's income for any period prior to December 31, 1996, or arising out of transactions entered into, or any state of facts existing, prior to such date;

          (b) Interim Liabilities.  All liabilities of, or claims against, the
              -------------------
Company arising out of the conduct of the Company's business between December 31, 1996 and the Closing, otherwise than in ordinary course, or arising out of any presently existing contract or commitment listed in Schedule 4.11.

          (c) Taxes.  All the Company's Taxes attributable to or apportioned to
              -----
any period on or before December 31, 1996 and Seller's Taxes (including, but not limited to, those Taxes arising on account of the transactions contemplated in this Agreement). For the purposes of this section, Taxes shall be deemed attributable to or apportioned to a period on or before December 31, 1996 if (i) such Taxes are for the taxable year or other tax reporting

                                       7
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period that ends on or before December 31, 1996 or (ii) such Taxes are apportionable to the pre-Closing portion of a straddle year.

         (d) Misrepresentations.  Any damage or deficiency resulting from any
             ------------------
misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Seller, under this agreement, or from any misrepresentation in or omission from this Agreement or any Schedule to this Agreement; and

         (e) Incidental Expenses.  All actions, suits, proceedings, demands,
             -------------------
assessments, judgments, costs, reasonable attorney's fees, and expenses incident to any of the foregoing, to the extent that such items described in this Section 9(d) exceed in the aggregate $10,000.00.

     The Seller shall reimburse the Company or the Buyer, on demand, for any payment made by the Company or the Buyer at any time after the date of this Agreement, in respect of any liability or claim to which the foregoing indemnity relates.

     Seller and Buyer agree that any indemnification payments made pursuant to this Section 9 shall be treated for tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable law.

     Seller shall not be obligated to indemnify the Buyer and the Company pursuant to this Section 9 unless the aggregate of all such indemnification claims exceeds $10,000.00 (the "Threshold"), in which event the Seller shall be liable for all amounts in excess of the Threshold.

     10.  Brokerage.  The Seller represents and warrants that all negotiations
          ---------
relative to this agreement have been carried on by him directly with the Buyer, without the intervention of any person, and the Seller shall indemnify the Buyer and hold it harmless against and in respect of any claim for brokerage or other commissions relative to this agreement, or to the transactions contemplated hereby, and also in respect of all expenses of any character incurred by the Seller in connection with this agreement or such transactions.

     11.  Purchase for Investment.  The Buyer represents that its purchase
          -----------------------
hereunder is being made for its own account for investment, and with no present intention of resale. All stock certificates presenting the shares purchased under this agreement shall be endorsed with the following restrictive legend:

     The Shares represented by this certificate have not been registered under the Securities Act of 1933, and said Shares may not be offered or sold and no transfer will then be made by the Company or its transferee except in compliance with the Securities Act of 1933 and the rules and regulations promulgated thereunder.

     12.  Nature and Survival of Representations.  All statements contained in
          --------------------------------------
any schedule, certificate or other instrument delivered by or on behalf of the Seller pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Seller hereunder. All representations, warranties, and agreements made by the Seller in this agreement, or pursuant hereto, shall survive the closing and any investigation at any time made by or on behalf of the Buyer.

     13.  Benefit.  This agreement shall be binding upon, and inure to the
          -------
benefit of, the legal representatives of the Seller, and the successors and assigns of the Buyer. Without limiting the foregoing, the Company's rights hereunder may be enforced by it in its own name. In the event that the Buyer causes the assets and business of the Company to be transferred to some other corporation, the rights of the Buyer and of the Company hereunder may be enforced by such other corporation in its own name.

     14.  Construction.  This agreement is being delivered and is intended to be
          ------------
performed in the Commonwealth of Pennsylvania, and shall be construed and enforced in accordance with the laws of that state.

     15.  Notices.  All notices, requests, demands, and other communications
          -------
hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, if to Seller, at 2171 Sandy Drive, State College PA 16803, Attn: Douglas R. Colkitt, or at such other address as he may have furnished to the Buyer in writing, or, if to the Buyer at 3754 LaVista Road, Tucker, GA 30084-5637.

     16.  Counterparts.  This agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.  Approval of Buyer's Board of Directors.  This Stock Purchase Agreement
          --------------------------------------
is contingent upon the approval of the disinterested members of the Board of Directors of the Buyer, which approval shall be obtained prior to Closing.

                                       9
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     In witness whereof the parties have duly executed this agreement.


                                           /s/ Douglas R. Colkitt
------------------------------            -----------------------------------
WITNESS                                   DOUGLAS R. COLKITT, M.D., SELLER


ATTEST:                                   EQUIMED, INC.


                                          BY:  /s/ Larry Pearson
------------------------------            -----------------------------------
(Assistant) Secretary                     LARRY PEARSON, PRESIDENT and
                                          CHIEF EXECUTIVE OFFICER

     The Company hereby consents to the transactions described in this Stock Purchase Agreement to the extent such consent is necessary and joins in those representations and warranties in Article 4 related to the Company.

ATTEST:                                   GEORGE WASHINGTON REAL ESTATE
                                          CORPORATION

                                          BY:    /s/ Douglas R. Colkitt
------------------------------            -----------------------------------

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